UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2011

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Outstanding Option Grants

On March 2, 2011, to provide incentive to the employees of Orexigen® Therapeutics, Inc. (the “Company” or “Orexigen”) , including all of its current named executive officers (with the exception of the Company’s Chief Financial Officer and Treasurer, Graham Cooper, who will be resigning from the Company effective on or about March 11, 2011), to continue their employment with the Company while its management and Board work to update its corporate strategy, the Compensation Committee (the “Committee”) of the Company’s Board of Directors approved an amendment to certain outstanding option grants to provide for a one-time repricing of the exercise price of such options to purchase shares of Orexigen common stock held by the Company’s employees (the “Repricing”). The Repricing affected an aggregate of 1,443,150 shares of Orexigen’s common stock subject to outstanding option grants (of which 784,800 were held by the participating named executive officers and none were held by non-employee directors) (the “Affected Grants”). An aggregate of 492,357 shares subject to the Affected Grants had an original exercise price of $5.89 (the “September 2010 Grant”) and the remaining 950,793 shares had an exercise price of $9.31 (the “January 2011 Grant”). The vesting commencement date for both the September 2010 Grants and the January 2011 Grants was January 18, 2011. The Committee chose to amend the September 2010 Grants and the January 2011 Grants because they believed that the amendment of these grants would achieve the desired retentive affect for the Company’s employees given the circumstances around the Company’s recent corporate realignment. The exercise price of all Affected Grants was amended in the Repricing to $2.94, the closing price of Orexigen’s common stock on March 2, 2011.

The exercise price of the following number of shares subject to the Affected Grants held by the Company’s named executive officers (not including Mr. Cooper) was amended in the Repricing to $2.94 per share:

Named Executive Officer	Title	Shares Subject to the September 2010 Grant	Shares Subject to the January 2011 Grant
Michael A. Narachi	President and Chief Executive Officer	142,650	258,150
Mark D. Booth	Chief Commercial Officer	45,000	107,000
Preston Klassen, M.D., M.H.S.	Senior Vice President, Global Development	45,000	107,000
Dawn Viveash, M.D.	Senior Vice President, Regulatory	45,000	35,000

Orexigen Therapeutics, Inc. Key Employee Retention Plan

On March 2, 2011, the Committee adopted and approved the Company’s Key Executive Employee Retention Plan (the “Plan”) for the purpose of retaining certain executive employees whose employment was not terminated as part of the Company’s recent reduction in staff, and providing incentive to all such executive employees to continue their employment with the Company while its management and Board work to update its corporate strategy. The following named executive officers of the Company are participants under the Plan: Mark D. Booth, Preston Klassen, M.D., M.H.S. and Dawn Viveash, M.D.

The Plan provides that all participating executive employees that continue in the service of the Company through September 30, 2011 (the “Payment Date”) shall receive a one-time lump sum cash payment equal to three (3) months of their base salary in effect during the last regularly scheduled payroll period immediately preceding the Payment Date, less required tax withholdings (the “Retention Payment”). Based on their base salaries currently in effect, the Company’s eligible named executive officers would receive the following Retention Payment if they continue in the service of the Company through September 30, 2011:

Named Executive Officer	Title	Retention Payment
Mark D. Booth	Chief Commercial Officer	$92,500
Preston Klassen, M.D., M.H.S.	Senior Vice President, Global Development	$92,500
Dawn Viveash, M.D.	Senior Vice President, Regulatory	$82,500

A complete copy of the Plan is filed herewith as Exhibit 10.1 and incorporated herein by reference. The above summary of the Plan does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Orexigen Therapeutics, Inc. Key Executive Employee Retention Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: March 4, 2011	By:	/s/ Michael A. Narachi
	Name:	Michael A. Narachi
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Orexigen Therapeutics, Inc. Key Executive Employee Retention Plan